EXHIBIT 10.6
UBS AG, by and through its branch office at
1285 Avenue of the Americas, New York, New York
1285 Avenue of the Americas
New York, New York 10019

March 7, 2024

Terra Mortgage Capital III, LLC
205 West 28th Street
12th Floor
New York, New York 10001

Re:    Uncommitted Master Repurchase Agreement, dated as of November 8, 2021 , as amended by that certain Amendment No. 1 to Uncommitted Master Repurchase Agreement, dated as of May 24, 2022 (as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”) between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York and its successors and assigns (“Buyer”) and TERRA MORTGAGE CAPITAL III, LLC (“Seller”)

Ladies and Gentlemen:

    Reference is made to the Repurchase Agreement (as defined above). All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to those terms in the Repurchase Agreement. In connection with the Repurchase Agreement, Buyer and Seller entered into that certain Pricing Letter, dated as of November 8, 2021 (as amended by that certain Amendment No. 1 to Pricing Letter, dated as of March 7, 2024 (the “Pricing Letter Amendment”) and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Pricing Letter”). Pursuant to the Pricing Letter Amendment, Buyer and Seller agreed to reduce the Maximum Aggregate Purchase Price to “$0”.

    Seller has requested, and Buyer has agreed, in accordance with the terms and conditions set forth in this letter agreement (this “Letter”), to grant a temporary waiver of each of Seller and Guarantor’s obligations under the Repurchase Agreement or any other Program Document concerning (i) the payment of any fees, including any fees that have accrued or been unpaid as of the date hereof and (ii) the meeting of any representations, warranties or covenants (the “Specified Waivers”) for a period commencing on December 31, 2023 and terminating on the date that the parties agree to enter into an amendment to the Repurchase Agreement increasing the Maximum Aggregate Purchase Price (the “Waiver Period”). The Buyer, Guarantor and Seller agree that, during the continuance of the Waiver Period, no Event of Default shall be deemed to have occurred with respect to the Specified Waivers and that, notwithstanding anything to the contrary in the Repurchase Agreement, Buyer may terminate the Repurchase Agreement at will by delivering written notice of such termination to Seller. Further, so long as the Maximum Aggregate Purchase price is zero, Seller shall not be required to deliver an officer’s certificate.

This waiver shall not be construed to apply on an ongoing basis to the obligation of Seller or Guarantor to comply with such terms and conditions under the Repurchase Agreement or any other

Program Document or any other requirement set forth in the Repurchase Agreement or any other Program Document.

    By signing this Letter below, Guarantor and Seller hereby represent and warrant that, as of the date of this Letter: (i) each of the representations and warranties made by Seller pursuant to the Repurchase Agreement and made by Guarantor pursuant to the Guarantee are true and correct in all material respects as of the date hereof unless such representation or warranty expressly relates only to a prior date and in which case such representation or warranty was true and correct in all material respects as of such prior date; (ii) Guarantor has performed in all material respects all agreements and satisfied all conditions that the Guarantee requires to be performed or satisfied by Guarantor and Seller has performed in all material respects all agreements and satisfied all conditions that the Repurchase Agreement requires to be performed or satisfied by Seller; (iii) except as expressly waived herein, no Event of Default has occurred and is continuing and, to knowledge of Guarantor and Seller, no Default has occurred and is continuing; and (iv) neither Guarantor nor Seller have any, and Guarantor and Seller hereby waive all defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Guarantee, the Repurchase Agreement or any other related document.

    The waiver set forth herein shall automatically expire at the end of the Waiver Period. Further, during the Waiver Period, other than as expressly set forth herein with respect to the Specified Covenant during the Waiver Period, this Letter shall not be construed as an agreement by Buyer to waive any Event of Default (other than as expressly set forth in this Letter) or any action or inaction on the part of Seller, Guarantor or any other Person. Except as expressly provided hereby, all of the terms and provisions of the Guarantee, the Repurchase Agreement and the other Program Documents are and shall remain in full force and effect, and all rights of Buyer thereunder and under applicable law are expressly reserved.

    Nothing set forth in this Letter shall (a) cure any breach, Default or Event of Default under any Program Document, (b) constitute a waiver (except as expressly set forth in this Letter), impairment, modification, alteration, amendment or release of any of the requirements of the Program Documents or of Buyer’s various rights, privileges, powers, claims or remedies pursuant to the Program Documents, at law or in equity, all of which rights, privileges, powers, claims and remedies are hereby expressly reserved, (c) constitute a course of dealing, or (d) constitute a commitment or any agreement to make a commitment with respect to any possible further waiver, amendment, consent or other modification of the terms provided in the Program Documents, each of which Program Documents remain in full force and effect in accordance with their respective terms.

    This Letter and any claim, controversy or dispute arising under or related to this Letter, the relationship of the parties to this Letter, and/or the interpretation and enforcement of the rights and duties of the parties to this Letter shall be governed by and construed in accordance with the internal laws and decisions of the State of New York, without regard to the choice of law rules thereof. The parties hereto intend that the provisions of Section 5-1401 and Section 5-1402 of the New York General Obligations Law shall apply to this Letter.

    This Letter may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Letter or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signatures contained on following pages]

Very truly yours,
UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, as Buyer
By:     /s/ Michael Zoccoli
Name: Michael Zoccoli
Title: Executive Director
By:     /s/ Nicholas Martin
Name: Nicholas Martin
Title: Associate Director

Signature Page to Waiver Letter (UBS – Terra)

Acknowledged and agreed:
TERRA MORTGAGE CAPITAL III, LLC, a
    Delaware limited liability company, as Seller
By:    /s/ Gregory Pinkus
Name: Gregory Pinkus
Title: Authorized Signatory
TERRA PROPERTY TRUST, INC., a Maryland corporation, as Guarantor
By:    /s/ Gregory Pinkus
Name: Gregory Pinkus
Title: Authorized Signatory

Signature Page to Waiver Letter (UBS – Terra)